Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Black Stone Minerals, L.P. of our report dated October 7, 2014, with respect to the consolidated financial statements of Black Stone Minerals Company, L.P. and subsidiaries, the predecessor to Black Stone Minerals, L.P., for the year ended December 31, 2013.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ UHY LLP

Farmington Hills, Michigan

February 1, 2017